As filed with the Securities and Exchange Commission on January 7, 2026

Registration No. 333-289363

Registration No. 333-285607

Registration No. 333-281523

Registration No. 333-278872

Registration No. 333-270781

Registration No. 333-263350

Registration No. 333-259219

Registration No. 333-253545

Registration No. 333-236874

Registration No. 333-231326

Registration No. 333-228282

Registration No. 333-216722

Registration No. 333-210263

Registration No. 333-203434

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration Statement No. 333-289363

Form S-8 Registration Statement No. 333-285607

Form S-8 Registration Statement No. 333-281523

Form S-8 Registration Statement No. 333-278872

Form S-8 Registration Statement No. 333-270781

Form S-8 Registration Statement No. 333-263350

Form S-8 Registration Statement No. 333-259219

Form S-8 Registration Statement No. 333-253545

Form S-8 Registration Statement No. 333-236874

Form S-8 Registration Statement No. 333-231326

Form S-8 Registration Statement No. 333-228282

Form S-8 Registration Statement No. 333-216722

Form S-8 Registration Statement No. 333-210263

Form S-8 Registration Statement No. 333-203434

UNDER

THE SECURITIES ACT OF 1933

CIDARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2013 Stock Option and Grant Plan

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

2020 Inducement Incentive Plan

2024 Equity Incentive Plan

(Full title of the plan)

Kelly E.W. Grez

Secretary

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(858) 752-6170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Saee Muzumdar

Sebastian L. Fain

Gibson, Dunn & Crutcher LLP

200 Park Avenue New York, NY 10166

(212) 351-4035

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (the “Registration Statements”) filed by Cidara Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission:

•	Registration No. 333-289363, filed on August 7, 2025, registering 2,880,000 shares of common stock under the Company’s 2024 Equity Incentive Plan.

•

Registration No.  333-285607, filed on March 6, 2025, registering 24,516 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan and 350,000 shares of common stock under the Company’s 2020 Inducement Incentive Plan.

•

Registration No.  333-281523, filed on August 13, 2024, registering 3,225,586 shares of common stock under the Company’s 2024 Equity Incentive Plan and 225,000 shares of common stock under the Company’s 2020 Inducement Incentive Plan.

•

Registration No.  333-278872, filed on April 23, 2024, registering 3,624,079 shares of common stock under the Company’s 2015 Equity Incentive Plan and 490,336 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-270781, filed on March 23, 2023, registering 2,898,337 shares of common stock under the Company’s 2015 Equity Incentive Plan and 490,336 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-263350, filed on March 7, 2022, registering 2,714,546 shares of common stock under the Company’s 2015 Equity Incentive Plan and 490,336 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•	Registration No. 333-259219, filed on August 31, 2021, registering 625,000 shares of common stock under the Company’s 2020 Inducement Incentive Plan.

•

Registration No.  333-253545, filed on February 25, 2021, registering 1,791,653 shares of common stock under the Company’s 2015 Equity Incentive Plan, 447,913 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan, and 750,000 shares of common stock under the Company’s 2020 Inducement Incentive Plan.

•

Registration No.  333-236874, filed on March 4, 2020, registering 1,353,539 shares of common stock under the Company’s 2015 Equity Incentive Plan and 338,384 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-231326, filed on May 9, 2019, registering 1,112,640 shares of common stock under the Company’s 2015 Equity Incentive Plan and 278,160 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-228282, filed on November 8, 2018, registering 821,095 shares of common stock under the Company’s 2015 Equity Incentive Plan and 205,273 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-216722, filed on March 15, 2017, registering 673,485 shares of common stock under the Company’s 2015 Equity Incentive Plan and 168,371 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No.  333-210263, filed on March 18, 2016, registering 557,700 shares of common stock under the Company’s 2015 Equity Incentive Plan and 139,425 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

•

Registration No. 333-203434, filed on April 15, 2015, registering 1,416,778 shares of common stock under the Company’s 2013 Stock Option and Grant Plan, 3,258,922 shares of common stock under the Company’s 2015 Equity Incentive Plan, and 245,168 shares of common stock under the Company’s 2015 Employee Stock Purchase Plan.

Pursuant to the Agreement and Plan of Merger, dated as of November 13, 2025 (the “Merger Agreement”), by and among the Company, Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Parent”) and Caymus Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Company, with the Company continuing as the surviving corporation and a direct wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rahway, in the State of New Jersey, on this 7th day of January, 2026.

CIDARA THERAPEUTICS, INC. (REGISTRANT)

By:	/s/ Kelly E.W. Grez
Name:	Kelly E.W. Grez
Title:	Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.